                                                        Exhibit No. EX-99.d.1.iv

                               AMENDMENT NO. 11 TO

                                    EXHIBIT A

                     OF THE INVESTMENT MANAGEMENT AGREEMENT

     THIS  AMENDMENT  to the Exhibit A to the  Investment  Management  Agreement
dated  December 15, 1999 (the  "Agreement")  between  DELAWARE  POOLED TRUST and
DELAWARE MANAGEMENT COMPANY, a series of Delaware Management Business Trust (the
"Investment  Manager"),  amended  as of the 31st day of March,  2008,  lists the
Portfolios  for which the  Investment  Manager  provides  investment  management services pursuant to this Agreement, along with the management fee rate schedule for each Portfolio and the date on which the Agreement became effective for each
Portfolio. This Amendment supersedes all previous amendments to Exhibit A to the
Investment Management Agreement.

-------------------------------------------------------- ------------------------------ ------------------------------------
                                                                                              Management Fee Schedule
                                                                                                (as a percentage of
                                                                                             average daily net assets)
                    Portfolio Name                              Effective Date                      Annual Rate
-------------------------------------------------------- ------------------------------ ------------------------------------
The Select 20 Portfolio                                        February 28, 2000                       0.75%
(formerly The All-Cap Growth Equity Portfolio)
-------------------------------------------------------- ------------------------------ ------------------------------------
The Core Focus Fixed Income Portfolio                            June 30, 2004                         0.40%
-------------------------------------------------------- ------------------------------ ------------------------------------
The Core Plus Fixed Income Portfolio                             June 28, 2002                         0.43%
-------------------------------------------------------- ------------------------------ ------------------------------------
The Emerging Markets Portfolio                                September 24, 2004                       1.00%
-------------------------------------------------------- ------------------------------ ------------------------------------
The Focus Smid-Cap Growth Equity Portfolio                    September 15, 2003                       0.75%
(formerly The Small-Cap Growth II Equity Portfolio)
-------------------------------------------------------- ------------------------------ ------------------------------------
The Global Fixed Income Portfolio                             September 24, 2004                       0.50%
-------------------------------------------------------- ------------------------------ ------------------------------------
                                                                                          0.99% on the first $100 million
                                                                                          0.90% on the next $150 million
The Global Real Estate Securities Portfolio                     January 9, 2007          0.80% on assets in excess of $250
                                                                                                      million
-------------------------------------------------------- ------------------------------ ------------------------------------
The High-Yield Bond Portfolio                                  December 15, 1999                       0.45%
-------------------------------------------------------- ------------------------------ ------------------------------------
The Intermediate Fixed Income Portfolio                        December 15, 1999                       0.40%
-------------------------------------------------------- ------------------------------ ------------------------------------
The International Equity Portfolio                            September 24, 2004                       0.75%
-------------------------------------------------------- ------------------------------ ------------------------------------
The International Fixed Income Portfolio                      September 24, 2004                       0.50%
-------------------------------------------------------- ------------------------------ ------------------------------------
The Labor Select International Equity Portfolio               September 24, 2004                       0.75%
-------------------------------------------------------- ------------------------------ ------------------------------------
                                                             November 1, 2005 (as
The Large-Cap Growth Equity Portfolio                             restated on                          0.55%
                                                              December 19, 2007)
-------------------------------------------------------- ------------------------------ ------------------------------------
The Large-Cap Value Equity Portfolio                           December 15, 1999                       0.55%
-------------------------------------------------------- ------------------------------ ------------------------------------
The Mid-Cap Growth Equity Portfolio                            December 15, 1999                       0.75%
-------------------------------------------------------- ------------------------------ ------------------------------------
                                                                                            0.75% on first $500 million
                                                                                            0.70% on next $500 million
The Real Estate Investment Trust Portfolio                     December 15, 1999           0.65% on next $1,500 million
                                                                                           0.60% on assets in excess of
                                                                                                  $2,500 million
-------------------------------------------------------- ------------------------------ ------------------------------------
The Real Estate Investment Trust Portfolio II                  December 15, 1999                       0.75%
-------------------------------------------------------- ------------------------------ ------------------------------------
The Small-Cap Growth Equity Portfolio                          December 15, 1999                       0.75%
-------------------------------------------------------- ------------------------------ ------------------------------------
The Smid-Cap Growth Equity Portfolio                           December 1, 2004                        0.75%
----------------------------------------------------------------------------------------------------------------------------

DELAWARE MANAGEMENT COMPANY,                 DELAWARE POOLED TRUST
a series of Delaware Management
Business Trust

By:      /s/ Patrick P. Coyne                By:      /s/ Patrick P. Coyne
Name:    Patrick P. Coyne                    Name:    Patrick P. Coyne
Title:   President/Chief Executive Officer   Title:   President

Attest:  /s/ Kathryn R. Williams             Attest:  /s/ Kathryn R. Williams
Name:    Kathryn R. Williams                 Name:    Kathryn R. Williams
Title:   Vice President/                     Title:   Vice President/
         Associate General Counsel/                   Associate General Counsel/
         Assistant Secretary                          Assistant Secretary